UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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KNOW LABS, INC.
(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KNOW LABS, INC. ANNOUNCES ADJOURNMENT OF SPECIAL MEETING OF STOCKHOLDERS

SEATTLE, WA, July 24, 2025, Know Labs, Inc. (NYSE American: KNW (“Know Labs” or the “Company”), a technology innovator specializing in non-invasive health monitoring solutions, today announced that it has adjourned its Special Meeting of Stockholders (the “Special Meeting”) scheduled for July 24, 2025 in order to provide stockholders additional time to vote on all proposals described in the Company’s definitive proxy statement for the Special Meeting, filed with the Securities and Exchange Commission on June 30, 2025.

The Special Meeting will be reconvened at 1:30 p.m. Pacific Time on Thursday, July 31, 2025 at the following url: www.virtualshareholdermeeting.com/KNW2025SM. The record date for the reconvened Special Meeting remains June 20, 2025.

The Company’s Board of Directors recommends any stockholders as of the record date of June 20, 2025, who have not yet voted their shares for the Special Meeting, to cast their vote “FOR” each proposal, now. Stockholders who have already cast their votes do not need to take any action, unless they wish to change or revoke their prior proxy or voting instructions, and their votes will be counted at the reconvened Special Meeting. For stockholders who have not yet cast their votes, we urge them to vote their shares now, so they can be tabulated prior to the reconvened Special Meeting.

You may vote:

•	over the Internet (www.proxyvote.com); or
•	by telephone (1-800-690-6903); or
•	by following the instructions provided in the Notice received on or after July 1, 2025.

Deadline to vote (if not voting at the meeting): Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., Eastern time, on July 30, 2025.

About Know Labs, Inc.

Know Labs, Inc. is a public company whose common shares trade on the NYSE American Exchange under the stock symbol “KNW.” The Company’s platform technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The technology can be integrated into a variety of wearable, mobile or bench-top form factors. This patented and patent-pending technology makes it possible to effectively identify and monitor analytes that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The first application of the technology will be in a product marketed as a non-invasive glucose monitor. The device will provide the user with accessible and affordable real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration clearance prior to its introduction to the market. Other products, based upon the Company’s technology may not require such FDA approval.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements.  Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the current intent, beliefs, expectations and assumptions of the Company, its directors or its officers regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of its control.  The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. No forward-looking statement is a guarantee of future performance.  Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause the Company’s  actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of Bitcoin and any associated impairment charges that the Company may incur as a result of a decrease in the market price of Bitcoin below the value at which the Company’s Bitcoin are carried on its balance sheet; (ii) the effect of and uncertainties related the ongoing volatility in interest rates; (iii) the Company’s  ability to achieve and maintain profitability in the future; (iv) the timing to consummate the proposed transaction; (v) the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; (vi) the impact  of the regulatory environment on the Company’s business and complexities with compliance related to such environment including changes in securities laws or other laws or regulations; (vii) changes in the accounting treatment relating to the Company’s Bitcoin holdings; (viii) the Company’s ability to respond to general economic conditions; (ix) the Company’s ability to manage its growth effectively and its expectations regarding the development and expansion of its business; (x) the Company’s  ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth; and (xi) other risks and uncertainties more fully in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2024, Forms 10-Q and 8-K, and other reports file with the SEC from time to time. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are only made as of this date, and the Company undertakes no duty to update such information after the date of this announcement except as required under applicable law.

Know Labs, Inc. Contact:

ask@knowlabs.com

Ph. (206) 903-1351

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